UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 27, 2021, the Company issued a press release announcing the Independent Data Monitoring Committee’s (IDMC) recommendation following the interim analysis from the pivotal ENVASARC Phase 2 clinical trial of envafolimab (cohort A) and envafolimab in combination with Yervoy (cohort B) in the soft tissue sarcoma subtypes of Undifferentiated Pleomorphic Sarcoma (UPS) and Myxofibrosarcoma (MFS).

The IDMC reviewed interim safety and efficacy data from 18 patients enrolled into each cohort who completed a minimum of 12 weeks of efficacy evaluations (two on-treatment scans).  The objective response rate (ORR) by blinded independent central review (BICR) in each cohort satisfied the prespecified futility rule. Envafolimab was well tolerated, with only a single Grade 3 related adverse event reported in 36 patients. Based on the tolerability profile and the significantly higher ORR observed in lower weight patients, the IDMC recommended the trial continue using a higher dose of envafolimab of 600 mg every three weeks, which is twice the current envafolimab dose of 300 mg every three weeks.

Given the robust activity demonstrated by higher doses of envafolimab in completed studies, including in the pivotal trial in MSI-H/dMMR cancer that was the basis for approval in China, TRACON agrees with the IDMC guidance and expects to propose a doubling of the envafolimab dose to 600 mg every three weeks to the FDA in a protocol amendment, but to otherwise continue the existing trial schema and assess up to 80 new patients in cohort A of single agent envafolimab and up to 80 new patients in cohort B of envafolimab with Yervoy, with nine of 80 responses by BICR in either cohort needed to satisfy the primary objective of the study to statistically exceed the known 4% ORR of Votrient (pazopanib), the only approved treatment for patients with refractory UPS or MFS.  The Company expects the delivery of the final endpoint of ORR in 2023.

The press release issued on December 27, 2021 is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Statements made in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding TRACON’s plans to further develop product candidates, expectations regarding the timing, cost and scope of clinical trials, plans with respect to potential protocol amendments and the impact thereof, expected development and regulatory milestones and timing thereof, and the potential benefits of product candidates. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: risks associated with clinical development; whether TRACON or others will be able to complete or initiate clinical trials on TRACON’s expected timelines, if at all, including due to risks associated with the COVID-19 pandemic or other pandemics; the fact that future clinical results may not be consistent with preliminary results or results from prior studies; the fact that TRACON has limited control over whether or when third party collaborators complete on-going trials, initiate additional trials or seek regulatory approval of TRACON’s product candidates; the timing and outcome of meetings with regulatory agencies; the fact that TRACON’s collaboration agreements are subject to early termination; whether TRACON will be able to enter into additional collaboration agreements on favorable terms or at all; potential changes in regulatory requirements in the United States and foreign countries; TRACON’s reliance on third parties for the development of its product candidates, including the conduct of its clinical trials and manufacture of its product candidates; whether TRACON will be able to obtain additional financing; and other risks described in TRACON’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. TRACON undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by TRACON Pharmaceuticals, Inc. on December 27, 2021.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer